UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2010 (July 27, 2010)
AMERICAN OIL & GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 991-0173
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On July 27, 2010, American Oil & Gas Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with the Hess Corporation (“Hess”) and Hess Investment Corp., a wholly-owned subsidiary of Hess (“Merger Sub”). Pursuant to the terms of the Agreement, the Company will merge with Merger Sub, and upon consummation of the merger the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Hess (the “Merger”)
At the effective time of the Merger (the “Closing”), each share of Company common stock will be converted into the right to receive 0.1373 shares of Hess common stock. Hess will not assume any stock options of the Company. Unvested stock options will become fully exercisable immediately prior to the Closing, and holders of such options may exercise their options or receive Hess shares as provided in the Agreement. In addition, each share of Company restricted stock will become fully vested prior to the Closing and will have the same rights as each share of common stock not subject to any restrictions.
The Agreement provides for a possible cash dividend to Company stockholders to the extent of the Company’s positive working capital as of the Closing Date, and subject to available cash. Working capital will be determined in accordance with GAAP as the Company’s current assets less current liabilities one business day prior to the Closing Date. Current liabilities also will include the Company’s transaction expenses and the present value of the remaining obligations under the Company’s office lease that expires in May 2013. Current assets also will include land acquisition costs paid by the Company after the date of the Merger Agreement with the prior consent of Hess that do not involve existing contracts or outstanding offers.
The Company, Hess and Merger Sub have made representations, warranties and covenants in the Agreement, including covenants by the Company to conduct its business in the ordinary course and not to engage in certain kinds of transactions and activities during the period between the execution of the Agreement and the consummation of the Merger. The Company also has made certain additional covenants, including, among others, covenants, subject to certain exceptions, (1) not to solicit proposals regarding alternative business combination transactions, (2) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, (3) not to approve or recommend any alternative business combination transaction proposals, (4) to cause a stockholder meeting to be held to consider approval of the Merger and (5) for its Board of Directors to recommend approval of the Agreement by the Company’s stockholders.
Each of the parties to the Agreement may terminate the Agreement upon the occurrence of several events. Among other things, the Agreement may be terminated if (1) the Company’s Board of Directors changes its recommendation to its common stockholders to approve the Merger, or authorizes or endorses an Alternative Transaction (as defined in the Agreement), (2) the Agreement is not adopted by the Company’s stockholders, (3) the Merger is not completed by January 31, 2011 or (4) the Company directly or indirectly takes action to solicit an Alternative Transaction. Upon termination of the Agreement under specified circumstances, the Company will be required to pay Hess a termination fee of $13.5 million and reimburse expenses of Hess not to exceed $2.25 million. With certain exceptions, all costs and expenses incurred in connection with the Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated.
Completion of the Merger is conditioned upon, among other things, adoption of the Agreement by the Company’s common stockholders and the accuracy of representations and warranties (subject to materiality exceptions) as of the date of the Agreement and the Closing Date, and the performance by the parties in all material respects of their covenants under the Agreement. The Company intends to file proxy materials with the SEC regarding the Merger.

The Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the Company, Hess or their respective businesses or the actual conduct of their respective businesses during the pendency of the Agreement. You should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company, Hess or any other person. Furthermore, you should not rely on the covenants in the Agreement as actual limitations on the respective businesses of the Company and Hess, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this Current Report on Form 8-K by reference. The Agreement provides further information regarding the terms of the Merger.
In connection with the Merger, certain officers, directors and 5% beneficial owners who own an aggregate of approximately 20.5% of the Company’s common stock entered into voting agreements dated as of July 27, 2010 (the “Voting Agreement”). Each Voting Agreement provides that each holder will vote his shares in favor of the approval and adoption of the Merger Agreement and will not sell or transfer his shares. Each Voting Agreement terminates at the Closing of the Merger or if the Merger Agreement is terminated in accordance with its terms. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement which is filed as Exhibit 2.2 and is incorporated into this Current Report on Form 8-K by reference.
In addition, in connection with the Merger, Hess committed (subject to the terms and conditions of a customary commitment letter) to provide the Company with a $30.0 million credit facility to help finance the Company’s planned exploration and production activities and other working capital needs prior to the Closing Date.
Item 7.01. Regulation FD Disclosure.
On July 27, 2010, the Company issued a press release entitled “Hess Corporation to Acquire American Oil & Gas Inc.” The press release is attached as Exhibit 99.1 hereto.
In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Merger Among Hess Corporation, Hess Investment Corp. and American Oil & Gas Inc.

Exhibit 2.2	Form of Voting and Lockup Agreement

Exhibit 99.1	Press Release dated July 27, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2010	AMERICAN OIL & GAS INC.

	By:	/s/ Andrew P. Calerich
Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger Among Hess Corporation, Hess Investment Corp. and American Oil & Gas Inc.

Exhibit 2.2	Voting and Lockup Agreement

Exhibit 99.1	Press Release dated July 27, 2010

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